EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419) of our report dated June 1, 2007 relating to the financial statements and financial statement schedules as of December 31, 2006 and 2005 and for the year ended December 31, 2006 of the Dover Corporation Retirement Savings Plan, which appears in this annual report on Form 11-K.
/s/ J.H. Cohn LLP
New York, New York
June 21, 2007